SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report:  February 26, 2015
(Date of Earliest Event Reported:  February 26, 2015)

Akorn, Inc.
(Exact Name of Registrant as Specified in its Charter)

Louisiana	001-32360	72-0717400
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1925 W. Field Court, Suite 300
Lake Forest, Illinois  60045
(Address of principal executive offices)

(847) 279-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Explanatory Note

This Form 8-K/A (the “Amendment”) amends Items 2.02 and 9.01 of the Current Report on Form 8-K filed by Akorn, Inc. (“Akorn” or the “Company”) on February 26, 2015 (“Original Filing”). The change is related to an updated press release filed by Akorn on February 26, 2015 solely to correct the “Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA” in Table 8 located on the last page of the press release. Other than as described above, this Amendment does not modify or update any disclosures in or exhibits to the Original Filing and does not reflect any events that have occurred subsequent to the Original Filing.

Item 2.02                      Results of Operations and Financial Condition

On February 26, 2015, Akorn, Inc. amended a press release announcing financial results for the quarter and year ended December 31, 2014.  A copy of the amended press release is furnished as Exhibit 99.1 to this report.

The information in this Item 2.02, including exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits.  See attached exhibit index.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.

By:	/s/ Timothy A. Dick
Chief Financial Officer

Date:  February 26, 2015

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Amended press release issued by Akorn, Inc. on February 26, 2015 announcing financial results for the quarter and year ended December 31, 2014.